Exhibit 10.2

SENSEONICS HOLDINGS, INCORPORATED

RESTRICTED STOCK AWARD GRANT NOTICE
(2015 EQUITY INCENTIVE PLAN)

Senseonics Holdings, Incorporated (the “Company”), pursuant to its  2015 Equity Incentive Plan (as amended from time-to-time, the “Plan”), hereby awards to Participant a restricted stock award covering the number of shares of the Company’s Common Stock set forth below. The Company acknowledges the receipt from Participant of consideration with respect to the par value of the shares of the Company’s Common Stock in the form of cash, past or future services rendered to the Company by Participant or such other form of consideration as is acceptable to the Board.  The restricted stock award and the shares of Common Stock awarded hereunder are subject to all of the terms, conditions and restrictions as set forth herein,  in the Restricted Stock Award Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.    Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Award Agreement will have the same definitions as in the Plan or the Restricted Stock Award Agreement, as applicable. If there is any conflict between the terms herein and the Plan, the terms of the Plan will control.

Participant:	Stephen DeFalco
Date of Grant:	6/20/2016
Vesting Commencement Date:	Date of Grant
Number of Shares Subject to Award:	300,000

Vesting Schedule:        Shares shall be 100% vested on the Date of Grant.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant acknowledges and agrees that this Restricted Stock Award Grant Notice and the Restricted Stock Award Agreement may not be modified, amended or revised except as provided therein or in the Plan.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant,  and (ii) any compensation recovery policy that is or may be adopted by the Company or is otherwise required by applicable law.    By accepting this restricted stock award,  Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system to the extent established and maintained by the Company or another third party designated by the Company.

SENSEONICS HOLDINGS, INCORPORATED		PARTICIPANT:

By:	/s/ R. Don Elsey	/s/ Stephen P. De Falco
	R. Don Elsey	Stephen P. De Falco
Title:	Chief Financial Officer	Date:	6/20/2016
Date:	6/20/2016

ATTACHMENTS:

Attachment I:Restricted Stock Award Agreement

Attachment II: 2015 Equity Incentive Plan

ATTACHMENT I

SENSEONICS HOLDINGS, INCORPORATED

RESTRICTED STOCK AWARD AGREEMENT

(2015 EQUITY INCENTIVE PLAN)

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (the “Agreement” and together with the Grant Notice, the “Award”) and its 2015 Equity Incentive Plan  (as amended from time-to-time, the “Plan”), Senseonics Holdings, Incorporated (the “Company”) has awarded you the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan.    If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.VESTING. Subject to the limitations contained herein, your Award will be 100% vested on the Date of Grant.

2.RESTRICTIONS AND CONDITIONS. You will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the shares of Common Stock or any interest in the shares of Commons Stock except in compliance with this Agreement, the Company’s bylaws and applicable securities laws.

3.RIGHTS AS STOCKHOLDER.  Subject to the provisions of this Award, you will exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock subject to this award. You will be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares (which will be subject to the same vesting and forfeiture restrictions as apply to the shares to which they relate) and for purposes of exercising any voting rights relating to such shares.

4.RESTRICTIVE LEGENDS. All certificates and/or book entries representing the Common Stock issued under your Award will be endorsed with appropriate legends determined by the Company in its sole discretion (in addition to any other legend that may be required by other agreements between you and the Company).

5.CAPITALIZATION ADJUSTMENTS. The number of shares and/or class of securities subject to your Award may be adjusted from time to time for Capitalization Adjustments.

6.SECURITIES LAW COMPLIANCE. In no event may you be issued any shares of Common Stock under your Award unless the shares are either then registered under the Securities Act or, if not registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award and the issuance of shares of Common Stock under your Award also must comply with all other applicable laws and regulations, and you will not receive any shares of Common Stock under your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

8.TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents.

9.NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company.    The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

10.GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

11.OTHER DOCUMENTS.  You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

12.EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

13.SEVERABILITY.  If all or any part of this Award or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award or the Plan not declared to be unlawful or invalid.  Any Section of this Award (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14.MISCELLANEOUS.

(a)The rights and obligations of the Company under your Award are transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company and subject to the terms and conditions of this Agreement and the Plan.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

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This Restricted Stock Award Agreement will be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Award Grant Notice to which it is attached or (to the extent established and permitted by the Company) by acceptance of this Award through the Company’s electronic stock plan administration system.

ATTACHMENT II

2015 Equity Incentive Plan